UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective November 10, 2011, we entered into a debt settlement and subscription agreement for the issuance of 583,590 shares of our common stock at a deemed price of $0.05 per share to settle debt owed in the amount of $29,179.49 for services rendered to our company.

Effective November 18, 2011, we entered into a debt settlement and subscription agreement with a company controlled by a former officer of our company for the issuance of 600,00 shares of our common stock at a deemed price of $0.05 per share to settle debt owed in the amount of $30,000.

Item 3.02	Unregistered Sales of Equity Securities

Effective November 10, 2011, we issued an aggregate of 583,590 shares of common stock of our company at a deemed price of $0.05 per share pursuant to the debt settlement agreements.

Effective November 18, 2011, we issued 600,000 shares of common stock of our company at a deemed price of $0.05 per share pursuant to the debt settlement agreements.

We issued all of the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Debt Settlement and Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: January 13, 2012